UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2007

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2007, PAETEC Holding Corp. (the “Company”) and certain of its wholly-owned subsidiaries entered into a number of material definitive agreements and material amendments to such agreements in connection with the closing of its previously announced private offering of senior notes.

Senior Notes Indenture

On July 10, 2007, the Company entered into an Indenture dated as of July 10, 2007 (the “Indenture”), by and among the Company, the subsidiary guarantors of the Company named therein, and The Bank of New York, as trustee (the “Trustee”), pursuant to which the Company issued $300 million in aggregate principal amount of its 9.5% Senior Notes due 2015 (the “Notes”). As reported in a current report on Form 8-K filed on June 28, 2007 (the “June Form 8-K”), the Company sold the Notes in an offering exempt from the registration requirements of the Securities Act of 1933, as amended. The closing of the sale took place on July 10, 2007.

The Notes accrue interest at a rate of 9.5% per year from July 10, 2007. Interest is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2008. The Notes will mature on July 15, 2015.

The Company may redeem some or all of the Notes, at any time before July 15, 2011, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium. The Company may redeem some or all of the Notes, at any time on or after July 15, 2011, at specified redemption prices declining to 100% of their principal amount. In addition, before July 15, 2010, the Company may redeem up to 35% of the Notes at a redemption price of 109.500% of their principal amount with the net cash proceeds of certain equity offerings. If the Company undergoes certain kinds of changes of control, or sells certain of its assets and does not apply the net proceeds to repay indebtedness under the Company’s credit facilities or reinvest in its business, it may be required to offer to purchase Notes from holders.

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s existing and future senior indebtedness. Each of the Company’s restricted subsidiaries will guarantee the Notes on a senior unsecured basis, subject to receipt of required governmental approvals. Each guarantee will rank equally in right of payment with all existing and future senior indebtedness of the guarantor. The Notes and the guarantees are effectively subordinated in right of payment to all of the Company’s and the guarantors’ existing and future secured obligations, to the extent of the value of the assets securing that indebtedness.

The Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of the Company’s restricted subsidiaries, to:

•	incur additional indebtedness;

•	pay dividends on, redeem or repurchase the Company’s capital stock;

•	make investments or repay subordinated indebtedness;

•	engage in sale-leaseback transactions;

•	enter into transactions with affiliates;

•	sell assets;

•	create liens;

•	create restrictions on dividend and other payments to the Company from its subsidiaries;

•	issue or sell stock of subsidiaries; and

•	engage in a merger, sale or consolidation.

All of the covenants are subject to a number of important qualifications and exceptions that are described in the Indenture.

The Company applied the net proceeds of the offering, together with cash on hand, to repay $300 million principal amount of loans under the Company’s existing senior secured term loan credit facility and to pay related fees and expenses.

The foregoing summary of the terms of the Notes is qualified in its entirety by reference to the text of the Indenture, which is filed as exhibit 4.1 to this report and incorporated by reference in this Item 1.01.

Registration Rights Agreement

The Company has entered into a Registration Rights Agreement, dated as of July 10, 2007, by and among the Company, the subsidiary guarantors of the Company listed on the signature pages thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC (the “Registration Rights Agreement”) pursuant to which the Company has agreed to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) to exchange the Notes for a new issue of substantially identical debt securities in an exchange registered under the Securities Act or, if required, to file a shelf registration statement to cover resales of the notes under certain circumstances.

If (1) the Company fails either to (a) cause the exchange offer registration statement to be declared effective or to consummate the exchange offer within the period specified in the Indenture or (b) if required, cause any shelf registration statement with respect to resales of the Notes to be declared effective within the period specified in the Indenture or (2) the exchange offer registration statement or any shelf registration statement is declared effective but thereafter ceases to be effective or usable, subject to certain exceptions, in connection with exchanges or resales of the Notes, the Company will be required to pay additional interest to the holders of the Notes under certain circumstances.

The foregoing summary of the terms of the Registration Rights Agreement is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is filed as exhibit 4.2 to this report and incorporated by reference in this Item 1.01.

Amendment to Credit Facilities Agreement

As previously reported in the June Form 8-K, on June 27, 2007, the Company, as borrower, certain lenders from time to time and Deutsche Bank Trust Company Americas, as administrative agent, entered into a First Amendment to Credit Agreement (the “Amendment”), which amends the Credit Agreement, dated as of February 28, 2007 (the “Credit Agreement”), among the Company, as borrower, the lenders parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, CIT Lending Services Corporation, as documentation agent, and Deutsche Bank Trust Company Americas, as administrative agent. The Amendment became effective on July 10, 2007. A summary of certain provisions of the Amendment is set forth in the June Form 8-K.

The foregoing summary of the terms of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as exhibit 10.1 to this report and incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated by reference in this Item 2.03.

Upon the closing of the sale of the Notes, the Company became obligated on $300 million aggregate principal amount of unsecured senior indebtedness. Each of the Company’s restricted subsidiaries will guarantee this indebtedness on a senior unsecured basis, subject to receipt of required governmental approvals. The Trustee or holders of at least 25% in principal amount of the outstanding Notes can declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately if specified events of default occur and are continuing. Events of default include, with certain specified qualifications, the failure to make payment of interest on any Note when due and payable; the failure to pay the principal of any Note when due and payable at its stated maturity or upon acceleration, redemption or otherwise; a default on certain other outstanding indebtedness or a failure to discharge certain judgments; certain events of bankruptcy, insolvency or reorganization relating to the Company or any significant subsidiary; and the failure of certain subsidiary guarantees to be in full force or effect or the denial by a subsidiary guarantor of its obligations under its guarantee.

Subject to conditions of availability established under the Credit Agreement, as amended by the Amendment, the Company may solicit the lenders under the Credit Agreement or other prospective lenders to increase by up to $225 million the total principal amount of borrowings to which the Company may become obligated as borrower (and to which the Company’s wholly-owned subsidiaries may become obligated as guarantors). The payment of all outstanding principal, interest and other amounts outstanding from time to time under the Credit Agreement, as amended by the Amendment, may be declared immediately due and payable upon the occurrence of an event of default. The Credit Agreement contains customary events of default, including an event of default upon a change of control of the Company. An event of default will occur under the Credit Agreement if the Company, or, in some circumstances, another loan party, fails to make payments when due, fails to comply with specific affirmative or negative covenants, makes a material misrepresentation, defaults on other specified indebtedness, fails to discharge specified judgments, loses a material license or governmental approval, becomes subject to specified claims under ERISA or environmental laws, or becomes subject to specified events of bankruptcy, insolvency, reorganization or similar events. If an event of default occurs and is not cured within any applicable grace period or is not waived, the lenders would have the right to accelerate repayment of the indebtedness under the credit facilities to the extent provided in the credit documents and applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The Company herewith files the following exhibits:

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of July 10, 2007, among PAETEC Holding Corp., the Guarantors named therein and The Bank of New York, as trustee, including the form of Global Note thereunder.

4.2	Registration Rights Agreement, dated as of July 10, 2007, by and among PAETEC Holding Corp., the subsidiaries of PAETEC Holding Corp. listed on the signature pages thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC.

10.1	First Amendment to Credit Agreement, effective as of July 10, 2007, amending that certain Credit Agreement, dated as of February 28, 2007, among PAETEC Holding Corp., as borrower, the lenders from time to time party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, CIT Lending Services Corporation, as documentation agent, and Deutsche Bank Trust Company Americas, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: July 10, 2007	/s/ Charles E. Sieving
Charles E. Sieving
Executive Vice President and General Counsel

Index to Exhibits

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of July 10, 2007, among PAETEC Holding Corp., the Guarantors named therein and The Bank of New York, as trustee, including the form of Global Note thereunder.

4.2	Registration Rights Agreement, dated as of July 10, 2007, by and among PAETEC Holding Corp., the subsidiaries of PAETEC Holding Corp. listed on the signature pages thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC.

10.1	First Amendment to Credit Agreement, effective as of July 10, 2007, amending that certain Credit Agreement, dated as of February 28, 2007, among PAETEC Holding Corp., as borrower, the lenders from time to time party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, CIT Lending Services Corporation, as documentation agent, and Deutsche Bank Trust Company Americas, as administrative agent.